Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Malibu Boats, Inc. of our report dated May 17, 2026 relating to the financial statements of Saxdor Yachts Oy, which appears in Malibu Boats, Inc.’s Amendment No. 1 to Current Report on Form 8-K/A dated May 18, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Oy

Helsinki, Finland

August 27, 2026